                                                                 Exhibit 10.12.4

                       AMENDMENT TO EMPLOYMENT AGREEMENT
                       ---------------------------------

          AMENDMENT TO AGREEMENT, made as of March 16, 1998, by and among Mid Ocean Reinsurance Company Ltd., a Bermuda Corporation (the "Company"), Mid Ocean Limited (the "Parent") and Exel Merger Company Ltd. ("Newco") (collectively, the "Entities") and Michael A. Butt (the "Executive").

          WHEREAS, on August 19, 1996, the Company and the Parent, and the Executive entered into an amended and restated service agreement (the "Agreement");

          WHEREAS, the Parent, EXEL Limited and Newco have entered into an Agreement and Plan of Amalgamation, dated as of March 16, 1998; and

          WHEREAS, the Entities wish to have the Executive continue his employment through December 31, 1998 and to perform services as a consultant to the Company commencing January 1, 1999, and the Executive wishes to continue such employment and then perform services as a consultant to the Company.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the Entities and the Executive hereby agree to amend the Agreement as follows:
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          1.   Section 2 of the Agreement is hereby amended by deleting the
Section in its entirety, and adding the following in lieu thereof:

     The term of service as an employee under this Agreement shall commence on August 19, 1996 (the "DATE OF THE AGREEMENT") and shall continue until December 31, 1998. Upon the consummation of the amalgamations contemplated by the Agreement and Plan of Amalgamation by and among Parent, EXEL Limited and Exel Merger Company Ltd., dated as March 16, 1998 (such consummation date, the "EFFECTIVE DATE"), Executive shall cease his positions as President and Chief Executive Officer of the Company and the Parent and shall continue as an employee of the Company and the Parent, and shall be elected to the Board of Directors of Exel Merger Company Ltd. and be a member of the management committee of Exel Merger Company Ltd. Commencing upon the later of the (i) Effective Date or (ii) January 1, 1999 (the "COMMENCEMENT DATE"), the Executive shall cease his employment under this Agreement and shall serve the Company as a consultant until the first anniversary of the Commencement Date.

          2. Notwithstanding any other provision of the Agreement, in full satisfaction of Section 9 of the Agreement for Executive's termination of employment, Executive and the Company agree that the Company shall provide Executive (i) as a severance payment, with a cash amount equal to (a) US$3,537,000, payable in 36 equal monthly installments beginning on the Commencement Date, and (b) if Executive is terminated prior to the Commencement Date under the circumstances described in Section 9(d)(iii) of the Agreement, a pro rata an-
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                                      -3-

nual bonus to the extent provided under Section 9(d)(iii)(C) of the Agreement,
(ii) that Executive's severance benefits under Sections 9(d)(iii)(E) and (F), to the extent not paid as a severance payment, will continue for such 36-month period pursuant to the terms of such paragraphs, and (iii) with vesting upon the Effective Date of fifty (50%) of all of Executive's equity awards that otherwise vest upon a Change in Control and, unless Executive voluntarily terminates employment before such date other than for Good Reason, vesting of the remaining 50% of such equity awards on the Commencement Date. In the event of Executive's death, any remaining installment payments under (i) above shall be paid to his spouse (or other designated beneficiaries).

          3. Section 3(a) of the Agreement is hereby amended by adding the following sentences to the end thereof:

     Prior to the Commencement Date, Executive will continue his employment as described in Section 2 and shall assist in integration issues. Beginning on the Commencement Date, Executive hereby agrees to provide such consulting services to the Company, Exel Merger Company Ltd. and their affiliates as the Chief Executive Officer of Exel Merger Company Ltd. or his designee shall reasonably request. Such consulting services would occupy about 50% of Executive's business time and shall be performed at the corporate offices of the Company in Bermuda or at any other mutually agreeable location. Executive will be provided with an appropriate office and secretary.
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                                      -4-

          4. Sections 3(b), (c) and (d), 5, 7, and 8(b) of the Agreement shall have no further effect as of the Commencement Date, except to the extent any benefits under such Sections are provided as severance benefits under this amendment to the Agreement.

          5. Section 4 of the Agreement is hereby amended by adding the following sentence to the end thereof:

     Beginning on the Commencement Date, during his consultancy hereunder, the Executive shall be paid a Base Fee by the Company at an annual rate equal to US$535,000, payable in accordance with the Company's regular pay practices.

          6. Section 9 of the Agreement is hereby amended to read in its entirety as follows:

          (a)  TERMINATION DUE TO DEATH.  In the event the Executive dies during
               ------------------------
     the term of his service under this Agreement the Executive's spouse, if she survives him, shall be entitled to receive the Executive's Base Fee as provided in Section 3, above, at the rate in effect immediately prior to termination, through the end of the month in which the Executive dies and thereafter shall be entitled to receive payments at the rate of 50% of the Base Fee per year until the end of the scheduled term. In the event the Executive's spouse dies during such remaining
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                                      -5-

     period of the term, such payments shall thereafter be made to the beneficiary designated by the Executive or, in the absence of such designation, to the estate or other legal representative of the Executive. In the event that the Executive's spouse does not survive him, the estate or other legal representative of the Executive shall be entitled to receive the Base Fee as provided in Section 4, above, at the rate in effect at the time of his death, through the end of the month in which the Executive dies.

          (b)  TERMINATION DUE TO DISABILITY.  In the event the Executive's
               -----------------------------
     service with the Company or Parent is terminated due to his disability, as determined pursuant to the definition under the Company's or Parent's long-term disability plan, the Executive shall be entitled to the Base Fee as provided in Section 4, above, through the end of the month in which the Executive's service terminates due to disability.

          (c)  TERMINATION FOR CAUSE; VOLUNTARY TERMINATION.
               --------------------------------------------

               (i) The service of the Executive under this Agreement may be terminated by the Parent or the Company for Cause or may be voluntarily terminated by the Executive. For this purpose, "Cause" shall mean:
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                                      -6-

                    (A) conviction of the Executive of a felony involving moral turpitude, or

                    (B) the Executive, in carrying out his duties for the Company or Parent under this Agreement, has been guilty of (I) gross neglect or (II) gross misconduct; provided, however, that
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               any act, or failure to act, by the Executive shall not constitute
               Cause for purposes of this Section 9(c)(i)(B) if such act, or failure to act, was committed, or omitted, by the Executive in good faith and in a manner he reasonably believed to be in the best interests of the Company or Parent.

              (ii) In the event of a termination for Cause by the Company or Parent or a voluntary termination by the Executive under Section 9(c)(i), above, the Executive shall be entitled only to the Base Fee as provided in Section 4, above, at the rate in effect at the time of his termination of service for Cause or his voluntary termination, through the date on which termination for Cause or the voluntary termination occurs.
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          (d)  TERMINATION WITHOUT CAUSE.
               -------------------------

               (i) Anything in this Agreement to the contrary notwithstanding, the Executive's service may be terminated without Cause as provided in this Section 9(d). A termination due to disability, as described in
          Section 9(b), above, or a termination for Cause, as described in
          Section 9(c), above, shall not be deemed a termination without Cause under this Section 9(d).

               (ii) In the event the Executive's service is terminated without Cause, Executive shall be entitled to the Base Fee as provided in
          Section 4, above, at the rate in effect in accordance with Section 4, above, immediately prior to such termination, payable in equal monthly installments until the end of the scheduled term.

          7. Paragraph 11(a) of the Agreement is hereby amended to add the following to the end thereof:

     During the term of the Executive's consultancy, and for a period of 24 months following termination of his consultancy, the Executive or any entity controlled by the Executive shall not call on, solicit or take away as a client or customer any person, firm, association, partnership, corporation, or other entity that is or was a client or customer of the Company, Parent or Exel Merger Company Ltd. or
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                                      -8-

     any of their affiliates, including actively sought prospective clients or customers. For purposes of Section 11, "employment" shall also refer to Executive's "consultancy" under this Agreement.

          8. Section 20 of the Agreement is hereby amended by adding the following at the end thereof:

     If to Exel Merger Company Ltd.

          Exel Merger Company Ltd.
          Cumberland House
          One Victoria Street
          Hamilton HM 11 Bermuda
          Attn: General Counsel

          9. This amendment to the Agreement shall take effect as of the Effective Date, and shall in no event take effect in the event of the termination and abandonment of the Amalgamation Agreement. In the event that the Effective Date has not occurred on or prior to March 31, 1999, and the immediately preceding sentence is not applicable, the parties will enter into good faith negotiations with respect to the modification of this amendment to the Agreement, to the extent requested by any of the parties hereto.
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                                      -9-

          IN WITNESS WHEREOF, the parties hereto have executed this amendment to the Agreement as of the year and day first above written.


                                        Mid-Ocean Reinsurance Company Ltd.


                                        By:  _____________________________


                                        Mid-Ocean Limited


                                        By:  _____________________________


                                        Exel Merger Company Ltd.


                                        By:  _____________________________


                                        __________________________________
                                        Michael A. Butt